UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2015

Commission file number 000-54072

China Ginseng Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	20-3348253
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

64 Jie Fang Da Road Ji Yu Building A, Suite 1208 Changchun City, China	130022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone (01186) 43185790039

Copies to: Hunter Taubman Fischer LLP 1450 Broadway, 26th Floor New York, NY 10018 Tel: 212-732-7184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2015 (the “Closing Date”), in connection with a security purchase agreement ( the “Purchase Agreement”) between China Ginseng Holdings, Inc. (hereinafter referred to as “we,” “us,” or the “Company”) and an investor (the “Investor”), we closed a private placement (the “Offering”) to sell a Series A Convertible Debenture for a price of $1,600,000. The Debenture is convertible into 4,000,000 shares of our common stock, par value $0.001 per share (the “Common Stock” and the “Conversion Share(s)”) at a price of $0.40 per share (the “Offering”). The Offering was made in reliance upon the exemption from securities registration afforded by Regulation S (“Regulation S”) as promulgated under the Securities Act of 1933, as amended.

Convertible Debenture

On the Closing, we issued a Convertible Debenture that is convertible into 4,000,000 shares of Common Stock. The Convertible Debenture will, by its principal terms,

(a)	Carry no interest;

(b)	Mature on the thirty six (36) month anniversary of the Closing (the “Maturity Date”)

(c)	Convert at any time after the issuance until the Maturity Date into shares of Common Stock at an initial conversion price of $0.40 per share, subject to adjustment pursuant to the terms of the Convertible Debenture; and

(d)	Carry a prepayment clause pursuant to which we may repurchase all or a portion of the outstanding Convertible Debenture in cash for 100% of the face value on ten(10) business days’ notice at any time after the twelve (12) month anniversary of the Closing; provided that the Investor shall have the right to convert the Convertible Debenture within five (5) business days after written notice of such prepayment.

Use of Proceeds

The proceeds of the Offering shall be used for working capital and general corporate purposes.

Important Notice regarding the Offering Documents

The Offering Documents have been included as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their terms. They are not intended to provide any other financial information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Offering Documents were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Offering Documents; may be subject to limitations agreed upon by the parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Offering Documents instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Offering Documents, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 3.02 Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated July 21, 2015, by and among China Ginseng Holdings, Inc.. and Investor Identified therein
10.2	Form of Convertible Debenture

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

China Ginseng Holdings, Inc.

Date: July 24, 2015	By:	/s/ Liu Changzhen
Liu Changzhen, Chairman of the Board

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